Exhibit 10.27

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii)

would likely cause competitive harm to the Company, if publicly disclosed.

Double asterisks denote omissions.

FIRST AMENDMENT

TO THE LICENSE AGREEMENT

DATED 8/26/2019

BETWEEN THE CURATORS OF THE UNIVERSITY OF MISSOURI

AND DECIBEL THERAPEUTICS, INC.

This FIRST AMENDMENT to the License Agreement dated August 26th, 2019 (“ORIGINAL LICENSE AGREEMENT”) is made the date of last signature (“FIRST AMENDMENT EFFECTIVE DATE”) by and between THE CURATORS OF THE UNIVERSITY OF MISSOURI, a public corporation of the State of Missouri having an office at Technology Advancement Office, University of Missouri, Mizzou North, Room 706, 115 Business Loop 70 West, Columbia, MO 65211-8375 (“UNIVERSITY”) and Decibel Therapeutics, a Delaware for-profit corporation having offices at 1325 Boylston Street, Suite 500, Boston, MA 02215 (“LICENSEE”). UNIVERSITY and LICENSEE may sometimes be referred to herein as a “Party” or “Parties” as the case may be.

WHEREAS, LICENSEE and UNIVERSITY are desirous of amending the ORIGINAL LICENSE AGREEMENT to extend due diligence dates and increase milestone payments.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants, representations and warranties contained herein, the Parties agree to amend the ORIGINAL LICENSE AGREEMENT as follows:

1.	Definitions. For all purposes of this FIRST AMENDMENT, all capitalized terms used herein shall have the meanings attributed to them by the ORIGINAL LICENSE AGREEMENT unless otherwise amended herein.

2.	Section 3.01 (e) is amended and replaced in its entirety to read as follows:

(e)	Milestone Payments. LICENSEE shall pay UNIVERSITY a milestone payment fee in accordance with the following schedule:
(i)	Regulatory Milestone Payments to be paid for each LICENSED PRODUCT.

1)	Upon [**] for each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**]).

2)	Upon [**], with each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**]).

3)	Upon [**] with each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**]).

4)	Upon [**] with each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**]).

5)	Upon [**] of each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**])

In the event that a milestone is met and a prior milestone has not been met, then, the later and all prior unpaid milestone amounts will be combined and will be due upon the occurrence of the later milestone. For example, a [**] would result in LICENSEE owing [**] dollars ($[**]) due upon [**].

For clarity, for each LICENSED PRODUCT achieving regulatory approval in the US, LICENSEE will owe UNIVERSITY a total amount in Regulatory Milestone Payments of seven hundred seventy-two thousand five hundred dollars ($772,500) for such LICENSED PRODUCT.

(ii)	Sales Milestone Payments to be paid for each LICENSED PRODUCT include:

1)	Upon cumulative NET SALES of each LICENSED PRODUCT in the US exceeding [**] dollars ($[**]), LICENSEE shall pay [**] dollars ($[**]).

2)	Upon cumulative NET SALES of each LICENSED PRODUCT in the US exceeding [**] dollars ($[**]), LICENSEE shall pay [**] dollars ($[**])

3)	Upon cumulative NET SALES of each LICENSED PRODUCT in the US exceeding [**] dollars ($[**]), LICENSEE shall pay [**] dollars ($[**])

4)	Upon cumulative NET SALES of each LICENSED PRODUCT in the US exceeding [**] dollars ($[**]), LICENSEE shall pay [**] dollars ($[**]).

By way of example, should LICENSEE develop two LICENSED PRODUCTS (i.e., two different commercial products), then each of the foregoing milestones shall be payable for each of LICENSED PRODUCTS. Milestone fees are non-refundable. Royalty payments in a given license year shall not be creditable against any milestone fees.

3.	Section 5.02 is amended and replaced in its entirety to read as follows:

Section 5.02 UNIVERSITY shall have the right, at UNIVERSITY’s sole discretion, to either terminate or render this license nonexclusive in an individual LICENSED FIELD and/or individual country or countries within the LICENSED TERRITORY if LICENSEE or its SUBLICENSEE (if applicable):

(a)	In the OTOFERLIN LICENSED SUBFIELD:

(i)	Has not [**] for a LICENSED PRODUCT targeting the otoferlin gene by [**].

(ii)	Has not [**] for a LICENSED PRODUCT targeting the otoferlin gene [**] by [**].

(iii)	Has not [**] for a LICENSED PRODUCT [**] targeting the otoferlin gene by [**]

(iv)	Has not [**] for a LICENSED PRODUCT [**] targeting the otoferlin gene by [**].

(b)	In the STEREOCILIN LICENSED SUBFIELD:

(i)	Has not [**] of the [**] gene [**] by [**].

(ii)	Has not [**] for a LICENSED PRODUCT targeting the [**] gene by [**].

(iii)	Has not [**] for a LICENSED PRODUCT targeting the [**] gene [**] by [**].

(iv)	Has not [**] for a LICENSED PRODUCT [**] targeting the [**] gene by [**].

(v)	Has not [**] for a LICENSED PRODUCT [**] targeting the [**] gene by [**].

(c)	Achieved [**] for any LICENSED PRODUCT [**] within [**].

4.

All other terms and conditions of the ORIGINAL LICENSE AGREEMENT are hereby ratified and reaffirmed and continue in full force and effect. This FIRST AMENDMENT does not act to change any other provisions or alter the timing of any other payments or diligence items due in the ORIGINAL LICENSE except as expressly provided herein.

IN WITNESS WHEREOF, the Parties hereto have executed this FIRST AMENDMENT by their duly authorized officers or representatives.

THE CURATORS OF THE		LICENSEE
UNIVERSITY OF MISSOURI

BY:	/s/ Lisa Lorenzen	BY:	/s/ Laurence Reid
NAME:	Lisa Lorenzen, PhD	NAME:	Laurence Reid, PhD
TITLE:	Assistant Vice Chancellor, TAO	TITLE:	Chief Executive Officer

DATE	2/3/2021	DATE	2/2/2021